---------------------------------

           WARRANT TO PURCHASE UP TO 1,000,000 SHARES OF COMMON STOCK

                                       OF

                              eAUTOCLAIMS.COM, INC.

              Void after 5:00 p.m., New York Time on June 30, 2011
                        ---------------------------------


                   THIS WARRANT AND THE SHARES OF COMMON STOCK
                   ISSUABLE PURSUANT TO THIS WARRANT HAVE NOT
                   BEEN REGISTERED UNDER THE SECURITIES ACT OF
                    1933, AS AMENDED (THE "SECURITIES ACT"),
                     AND ARE BEING OFFERED AND SOLD PURSUANT
                           TO RULE 506 OF REGULATION D


                  FOR   VALUE   RECEIVED,   eAutoclaims.com,   Inc.,   a  Nevada
corporation (the "Company"), grants the following rights to Christopher Korge, 230 Palermo Avenue, Coral Gables, Florida 33134, and/or his assigns ("Holder"):

                             ARTICLE 1. DEFINITIONS.
                                        -----------

As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

     (a) "Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

     (b) "Corporate Office" shall mean the office of the Company (or its successor) at which its principal business shall be administered.

     (c) "Closing" shall mean the date the Company receives funds from the related Convertible Debenture.

     (d) "Exercise Date" shall mean any date upon which the Holder shall give the Company a Notice of Exercise.

     (e) "Exercise Price" shall mean the price to be paid to the Company for each share of Common Stock to be purchased upon exercise of this Warrant in accordance with the terms hereof which, Exercise Price shall be $3.00 per share.

     (f)  "Expiration  Date"  shall  mean 5:00 p.m.  (New York time) on June 30,
2011.

     (g) "SEC" shall mean the United States Securities and Exchange Commission.

     (h) ""Underlying Shares" shall mean the shares of the Common Stock issuable upon exercise of the Warrant.


                       ARTICLE 2. EXERCISE AND AGREEMENTS.
                                  -----------------------

     2.1 Exercise of Warrant. This Warrant shall entitle Holder to purchase up to One Million (1,000,000) shares of Common Stock (the "Shares") at the Exercise Price. This Warrant shall be exercisable at any time and from time to time prior to the Expiration Date (the "Exercise Period"). This Warrant and the right to purchase Shares hereunder shall expire and become void at the Expiration Date.

     2.2 Manner of Exercise.

     (a) Holder may exercise this Warrant at any time, starting at the time of closing and from time to time during the Exercise Period, in whole or in part (but not in denominations of fewer than 1,000 Shares, except upon an exercise of this Warrant with respect to the remaining balance of Shares purchasable hereunder at the time of exercise), by delivering to the Company: (i) a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto, and (ii) a bank cashier's or certified check payable to the Company for the aggregate Exercise Price of the Shares being purchased.

     (b) From time to time upon exercise of this Warrant, in whole or part, in accordance with its terms, the Company will instruct its transfer agent to deliver stock certificates to the Holder representing the number of Shares being purchased pursuant to such Notice of Exercise, subject to adjustment as described herein.

     (c) Promptly following any exercise of this Warrant, if the Warrant has not been fully exercised and has not expired, the Company will deliver to the Holder a new Warrant for the balance of the Shares covered hereby.

     2.3 Termination. All rights of the Holder in this Warrant, to the extent they have not been exercised, shall terminate on the Expiration Date.

     2.4 No Rights Prior to Exercise.  Prior to its exercise pursuant to Section
2.2 above, this Warrant shall not entitle the Holder to any voting or other rights as holder of Shares.

     2.5 Adjustments. In case of any reclassification, capital reorganization, stock dividend or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization, stock dividend or other change of outstanding shares or Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, stock dividend or other change, consolidation, merger, sale or conveyance as the Holder would have been entitled to receive had the Holder exercised this Warrant in full immediately before such reclassification, capital reorganization, stock dividend or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.5. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations, stock dividends and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded up to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by issuing Holder an additional full Share.

            ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
                       --------------------------------------------

     3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

     (a) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws, and not subject to any pre-emptive rights.

     (b) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada, and has the full power and authority to issue this Warrant and to comply with the terms hereof. The execution, delivery and performance by the Company of its obligations under this Warrant, including, without limitation, the issuance of the Shares upon any exercise of the Warrant have been duly authorized by all necessary corporate action. This Warrant has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors' rights generally and except as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (c) The Company is not subject to or bound by any provision of any certificate or articles of incorporation or by-laws, mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction or any applicable provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default (or right of termination) as a result of the execution, delivery and performance by the Company of this Warrant.

     (d) The Company is subject to the reporting  requirements  of Section 13 or
Section 15d of the Securities Exchange Act of 1934, as amended. The Company is eligible to issue the Warrants and the Underlying Shares pursuant to Rule 506 of Regulation D promulgated under the Securities Act.

                       ARTICLE 4. PIGGY BACK REGISTRATION
                                  -----------------------

         If the Company files a registration statement on Form S-1, Form SB-2 or Form S-3, or such other form of registration statement in which the underlying shares may be included, then the Company will include in such registration statement the underlying shares issuable upon conversion of any then outstanding Debentures so as to permit the public resale thereof. All costs and expenses of registration shall be borne by the Company. These covenants exclude the Form SB-2 underwritten by Dirks & Company, Inc.

                            ARTICLE 5. MISCELLANEOUS.
                                       -------------

     5.1 Transfer. This Warrant may not be transferred or assigned, in whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of an investment representation letter and a legal opinion reasonably satisfactory to the Company), provided that this Warrant may not be transferred or assigned such that either the Holder or any transferee will, following such transfer or assignment, hold a Warrant for the right to purchase fewer than 1,000 Shares.

     5.2 Transfer Procedure. Subject to the provisions of Section 5.1, Holder may transfer or assign this Warrant by giving the Company notice setting forth the name, address and taxpayer identification number of the transferee or assignee, if applicable (the "Transferee") and surrendering this Warrant to the Company for reissuance to the Transferee (and the Holder, in the event of a transfer or assignment of this Warrant in part). (Each of the persons or entities in whose name any such new Warrant shall be issued are herein referred to as a Holder").

     5.3 Loss, Theft, Destruction or Mutilation. If this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or, in lieu of and in substitution for such Warrant so destroyed, lost or stolen, upon the Holder filing with the Company evidence satisfactory to it that such Warrant has been so mutilated, defaced, destroyed, lost or stolen. However, the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of the expenses and charges incurred in connection with the delivery of such new Warrant. Any Warrant so surrendered to the Company shall be canceled.

     5.4 Notices. All notices and other communications from the Company to the Holder or vice versa shall be deemed delivered and effective when given personally, by facsimile transmission and confirmed in writing or mailed by first-class registered or certified mail, postage prepaid at such address and/or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time.

     5.5 Waiver. This Warrant and any term hereof may be changed, waived, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     5.6 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.



Dated:                                       eAUTOCLAIMS.COM, INC.


Attest: ____________________                 By:
                                                -------------------------
                                                Name:    Eric Seidel
                                                Title:   President

                                   APPENDIX 1

                               NOTICE OF EXERCISE
                               ------------------

     1. The undersigned hereby elects to purchase __________ shares of the Common Stock of eAutoclaims.com, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as are specified below:

     3. The undersigned represents it is acquiring the shares solely for its own account and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.



                                           ---------------------------
                                           (Signature)



                                           -------------
                                           (Date)